Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Digital Turbine, Inc. of our reports dated June 12, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Digital Turbine, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Digital Turbine, Inc. for the year ended March 31, 2018.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ SingerLewak LLP

Los Angeles, CA

April 9, 2019